EXHIBIT 10.1


                                    AMENDMENT
                                       TO
                           EASTGROUP PROPERTIES, INC.
                      2005 DIRECTORS EQUITY INCENTIVE PLAN


     WHEREAS, EastGroup Properties, Inc., (the "Company") established the EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan (the "Plan"), effective June 1, 2005, and

     WHEREAS, Section 9.1 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, provided that the approval of shareholders would be required for an increase in the aggregate number of shares of the common stock, par value $0.0001 per share, of the Company ("Shares") that may be awarded under the Plan, and

     WHEREAS, the Board of Directors has authorized the amendment of the Plan set out below,

     NOW, THEREFORE, the Plan is amended as follows, effective May 31, 2006:

          1. Section 6.2 is amended to read as follows:

               6.2 Annual Award Formula. The formula for computing the number of Shares to be awarded to each eligible Outside Director as of the date of an annual meeting pursuant to Section 6.1 is:

               (a) For annual meetings in 2006 and later years, the number of Shares shall be equal to $25,000 divided by the Fair Market Value of a Share on the date of the annual meeting with respect to which the award is being made. If the annual meeting is recessed to a later date, the divisor shall be the Fair Market Value of a Share on the date on which the meeting is ultimately adjourned.

               (b) For the annual meeting in 2005, the number of Shares was equal to $10,000 divided by the Fair Market Value of a Share on the date of the annual meeting with respect to which the award was made.

          2. Subsection (b) of Section 7.2 is amended to read as follows:

               (b) The formula for computing the number of Restricted Shares to be awarded to an eligible Outside Director pursuant to Section 7.2(a) is:

               (1) In the case of an Outside Director first elected after May 31, 2006, the number of Restricted Shares shall be equal to $25,000 divided by the Fair Market Value of a Share on the date of the specified election.

               (2) In the case of an Outside Director first elected before June 1, 2006, the number of Restricted Shares was equal to $20,000 divided by the Fair Market value of a Share on the date of the specified election.

          3. These  amendments  shall be  incorporated  into a document  titled:
          "EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan as Amended and Restated Effective May 31, 2006."

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this amendment to be executed at a meeting held on May 31, 2006.



                                     EASTGROUP PROPERTIES, INC.


                                     By: /s/ BRUCE CORKERN
                                        ------------------------
                                        Bruce Corkern
                                        Chief Accounting Officer, Senior Vice
                                        President and Controller